UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2023

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o GD Culture Group Limited

Flat 1512, 15F, Lucky Centre,

No.165-171 Wan Chai Road

Wan Chai, Hong Kong

(Address of Principal Executive Offices) (Zip code)

+852-95791074

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2023, Mr. Hongxiang Yu tendered his resignation as the Chief Executive Officer, President, Chairman of the Board and a director of GD Culture Group Limited (the “Company”), effective April 21, 2023. The resignation of Mr. Hongxiang Yu was not a result of any disagreement with the Company’s operations, policies or procedures.

On April 21, 2023, Ms. Yi Li tendered her resignation as the Chief Financial Officer of the Company, effective April 21, 2023. The resignation of Ms. Yi Li Yu was not a result of any disagreement with the Company’s operations, policies or procedures.

On April 21, 2023, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Mr. Xiao Jian Wang was appointed as the Chief Executive Officer, President, Chairman of the Board and a director of the Company, effective April 21, 2023, and Mr. Zihao Zhao was appointed as the Chief Financial officer of the Company, effective April 21, 2023

The biographical information of Mr. Xiao Jian Wang is set forth below:

Mr. Xiao Jian Wang, age 34, was the Vice President of Business Development at Foregrowth Inc. in Vancouver, Canadam, where he formulated and executed comprehensive business plans, achieving defined sales targets and driving market expansion, conducted training sessions for financial advisors, equipping them with in-depth knowledge of compliance requirements, market insights, and product features, and conducted extensive research and due diligence on potential alternative investment opportunities, resulting in successful acquisitions and partnerships. Prior to that, Mr. Wang was a Private Banking Consultant and an Interbank Commercial Paper Trader at China Minsheng Bank in Chongqing, China. Mr. Wang received his Bachelor of Science in Mathematics degree from University of British Columbia in 2012.

Mr. Xiao Jian Wang does not have a family relationship with any director or executive officer of the Company. Mr. Xiao Jian Wang has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Xiao Jian Wang entered into an employment agreement with the Company and agreed to receive an annual compensation of $50,000, effective April 21, 2023. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

The biographical information of Mr. Zihao Zhao is set forth below:

Mr. Zihao Zhao, age 29, was a senior audit assistant at PricewaterhouseCoopers, PWC, Shanghai from 2016 to 2019. Mr. Wang received his Bachelor of Science in Taxation degree from Shanghai Lixin University of Accounting and Finance in 2016.

Mr. Zihao Zhao does not have a family relationship with any director or executive officer of the Company. Mr. Zihao Zhao has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zihao Zhao entered into an employment agreement with the Company and agreed to receive an annual compensation of $30,000, effective April 21, 2023. The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment agreement between GD Culture Group Limited and Xiao Jian Wang, dated April 21, 2023
10.2	Employment agreement between GD Culture Group Limited and Zihao Zhao, dated April 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GD CULTURE GROUP LIMITED

Date: April 21, 2023	By:	/s/ Xiao Jian Wang
	Name:	Xiao Jian Wang
	Title:	Chief Executive Officer, President and Chairman of the Board

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